CorMedix Announces Appointment of Steven W. Lefkowitz to Board of Directors

Bridgewater, New Jersey, August 12, 2011 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of Cardiorenal disease, today announced the appointment of Steven W. Lefkowitz to the Company’s Board of Directors.

Mr. Lefkowitz has significant corporate finance experience.  He is currently the President and Founder of Wade Capital Corporation which focuses on small to middle market firms as it relates to setting strategy, developing business plans, raising capital, and identifying and executing business development transactions.  Mr. Lefkowitz currently holds Board positions in both publicly traded and privately held companies.

“We are delighted to have Steven join our Board of Directors,” commented John C. Houghton President and Chief Executive Officer.  Steven brings more than 25 years of corporate finance industry experience and we believe that his expertise will contribute significantly as we continue to advance our product candidates.”

“As a current shareholder, I am excited to join CorMedix’s Board of Directors at this juncture with two later stage product candidates in development,” commented Mr. Lefkowitz.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix’s product candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s product candidates; CorMedix’s ability to enter into and maintain collaborations with third parties for its development programs; CorMedix’s dependence on its collaborations and its license relationships; achieving milestones under CorMedix’s collaborations; CorMedix’s’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix’s ability to maintain listing on NYSE Amex. These and other risks are described in greater detail in CorMedix’s filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s goal is to treat kidney disease by reducing the commonly associated cardiovascular and metabolic complications, in effect, treating the kidney to treat the heart.  CorMedix currently has several product candidates in development, including its two most advanced product candidates: CRMD003 (Neutrolin®) for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients; and CRMD001 (a proprietary formulation of deferiprone) for the prevention of contrast induced acute kidney injury in high-risk patients with chronic kidney disease. Please see www.cormedix.com for additional information.

Contacts:
Brian Lenz
Chief Financial Officer
CorMedix Inc.
908-517-9486